Exhibit 10.47
AMENDMENT TO MANAGEMENT STOCKHOLDER’S AGREEMENT
     This Amendment, dated as of ___, 200_, to the Management Stockholder’s Agreement, dated as of ___(the “Agreement”), between ITC Holdings Corp., a Michigan corporation (the “Company”), and the undersigned (the “Employee”).
WHEREAS, the Company and Employee have entered into the Agreement;
     WHEREAS, the Company and Employee desire to amend the Agreement in accordance with Section 18 thereof.
     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Agreement and this Amendment, the parties hereby agree as follows:
     1. A new Section 26 is hereby added to the Management Stockholder’s Agreement as follows:
26. 2006 Long-Term Incentive Plan Grants. Notwithstanding any provision in this Agreement to the contrary, grants made pursuant to the Company’s 2006 Long-Term Incentive Plan and Common Stock received pursuant thereto or upon exercise of options granted thereunder shall not be subject to any of the terms of this Agreement.
     2. The term “Agreement” as used in the Agreement shall be deemed to refer to the Agreement as amended through the date hereof, including without limitation this Amendment.
     3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.
     ITC HOLDINGS CORP.

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